 Unifi, Inc. For the Fourth Quarter and Fiscal Year Ended June 30, 2013 Conference Call
Slide Presentation
 Exhibit 99.2

Cautionary Statement
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
 Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements.  Moreover, such forward-looking statements reflect management's judgment only as of the date hereof, and the Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.  For these and other reasons, readers should use caution in considering forward-looking statements, and should not place undue reliance on any of them. Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, our forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials; the success of our subsidiaries; pressures on sales prices and volumes due to competition and economic conditions; reliance on and financial viability of significant customers; operating performance of joint ventures and other equity investments; technological advancements; employee relations; changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities); continued availability of financial resources through financing arrangements and operations; market price of the Company’s stock; restrictions imposed by the Company’s credit facility; outcomes of pending or threatened legal proceedings; negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition; regulations governing tax laws; other governmental and authoritative bodies' policies and legislation; and proceeds received from the sale of assets held for disposal.  In addition to these illustrative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

 Net Sales and Gross Profit Highlights
(Amounts in Thousands, Except Percentages)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
   Quarter over Quarter     Year Over Year
   June 30, 2013 vs. June 24, 2012     June 30, 2013 vs. June 24, 2012
   Volume  Price   Volume  Price
 Net Sales:
 Polyester  6.7%   0.7%    2.5%   (1.3%)
 Nylon  10.0%   (4.6%)   3.9%   (3.3%)
 International  6.4%   0.6%    8.5%   (6.4%)
 Consolidated  6.9%   (0.1%)   4.2%   (2.9%)
   For the Three Months Ended     For the Fiscal Years Ended
   June 30, 2013  June 24, 2012   June 30, 2013  June 24, 2012
 Gross Profit:
 Polyester   $13,485    $7,863     $35,162    $19,673
 Nylon   6,284    4,677     18,052    16,956
 International   5,943    5,554     19,890    17,767
 Consolidated   $25,712    $18,094     $73,104    $54,396

Income Statement Highlights (Amounts in Thousands, Except Percentages and Per Share Amounts)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)

  For the Three Months Ended
  June 30, 2013   June 24, 2012
Net sales   $200,742  100.0%   $187,926  100.0%
Gross profit   25,712  12.8%   18,094  9.6%
Selling, general and administrative expenses   13,445  6.7%   10,977  5.8%
Operating income    11,264  5.6%   6,371  3.4%
Interest expense   448     3,282
Income before income taxes   15,616  7.8%   6,130  3.3%
Net income attributable to Unifi, Inc.   10,516  5.2%   11,278  6.0%
Earnings per share (basic)   $0.54     $0.56
Weighted average shares outstanding   19,402     20,090

Income Statement Highlights (Amounts in Thousands, Except Percentages and Per Share Amounts)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
  For the Fiscal Years Ended
  June 30, 2013   June 24, 2012
Net sales   $713,962  100.0%   $705,086  100.0%
Gross profit   73,104  10.2%   54,396  7.7%
Selling, general and administrative expenses   47,386  6.6%   43,482  6.2%
Operating income    22,681  3.2%   8,632  1.2%
Interest expense   4,489     16,073
Income before income taxes   29,014  4.1%   8,849  1.3%
Net income attributable to Unifi, Inc.   16,635  2.3%   11,491  1.6%
Earnings per share (basic)   $0.84     $0.57
Weighted average shares outstanding   19,909     20,088

Equity Affiliates Highlights
 (Amounts in thousands, Except Percentages)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
  For the Three Months Ended    For the Fiscal Years Ended
  June 30, 2013  June 24, 2012  June 30, 2013  June 24, 2012
Earnings:
Parkdale America (34%)   $4,491    $5,146    $9,481    $19,360
Other   241    428    1,963    380
Total   $4,732    $5,574    $11,444    $19,740
Distributions:
Parkdale America (34%)   $3,409    $5,966    $13,440    $9,616
Other   1,000    500    1,500    1,000
Total   $4,409    $6,466    $14,940    $10,616

Reconciliations of Net Income to Adjusted EBITDA (Amounts in Thousands)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
 For the Three Months Ended    For the Fiscal Years Ended
 June 30, 2013  June 24, 2012  June 30, 2013  June 24, 2012
Net income attributable to Unifi, Inc.  $10,516    $11,278    $16,635    $11,491
Provision (benefit) for income taxes  5,385    (4,919)   13,344    (1,979)
Interest expense, net  258    3,074    3,791    14,152
Depreciation and amortization expense  5,142    6,533    23,860    26,225
  EBITDA  21,301    15,966    57,630    49,889
Non-cash compensation expense, net  391    378    2,287    2,382
Loss on extinguishment of debt  -    2,741    1,102    3,203
Loss on previously held equity interest  -    -    -    3,656
Operating expenses for Repreve Renewables  374    309    1,293    911
Restructuring charges and startup costs  1,135    (84)   1,285    209
Other  (170)   334    497    (710)
  Adjusted EBITDA Including Equity Affiliates  23,031    19,644    64,094    59,540
Equity in earnings of unconsolidated affiliates  (4,732)   (5,574)   (11,444)   (19,740)
  Adjusted EBITDA  $18,299    $14,070    $52,650    $39,800

Working Capital Highlights (Amounts in Thousands)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
  June 30,  March 24,  June 24,
  2013  2013  2012
Receivables, net   $98,392    $97,219    $99,236
Inventory   110,667    108,749    112,750
Accounts payable   (45,544)   (53,561)   (48,541)
Accrued expenses   (18,383)   (11,640)   (13,883)
Adjusted Working Capital   $145,132    $140,767    $149,562
Adjusted Working Capital   $145,132    $140,767    $149,562
Cash   8,755    15,901    10,886
Other current assets   9,016    10,425    15,125
Accrued interest   (102)   (205)   (398)
Other current liabilities   (916)   (8,130)   (8,569)
Working Capital   $161,885    $158,758    $166,606

Capital Structure (Amounts in Thousands)
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
  June 30,  March 24,  June 24,
  2013  2013  2012
Cash   $8,755    $15,901    $10,886
Revolver Availability, Net   36,105    34,199    37,122
Total Liquidity   $44,860    $50,100    $48,008
ABL Revolver   $52,500    $51,300    $51,000
ABL Term Loan   42,800    44,600    50,000
Term B Loan   -    -    20,515
Other   2,453    2,468    37
Total Debt   $97,753    $98,368    $121,552
Cash   8,755    15,901    10,886
Net Debt   $88,998    $82,467    $110,666

Key Dates
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
 Form 10-K for the fiscal year ended June 30, 2013
 Filing due on Friday, September 13, 2013

7th Annual Investor Update Meeting
Monday, September 16, 2013
Hilton New York Hotel, NY, NY
Contact:  Rebecca Landas
(336) 316-5676
rlandas@unifi.com

Quiet period for the quarter ended September 29, 2013
Begins on Friday, September 27, 2013
Extends through our Earnings Release date
Expected to be Thursday, October 24, 2013

Non-GAAP Financial Measures
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)
 Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.      EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA      EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, operating expenses for Repreve Renewables, restructuring charges and startup costs, and certain other adjustments.  Such other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, certain employee healthcare expenses, and other operating or non-operating income or expense items necessary to understand the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.      EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.      We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.      In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Non-GAAP Financial Measures - continued
 Unifi, Inc.
Fourth Qtr. Conf. Call
July 25, 2013
(Unaudited)

Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

   •  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

   •  it does not reflect changes in, or cash requirements for, our working capital needs;

   •  it does not reflect the interest expense or the cash requirements necessary to service interest or to make principal payments on our  debt;

   •  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;

   •  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

   •  it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our on-going operations;

   •  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

   •  other companies in our industry may calculate this measure differently than we do, which may limit its usefulness as a comparative measure.

      Because of these limitations, neither Adjusted EBITDA nor Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.